UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 7000
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 605-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01  Completion of Acquisition or Disposition of Assets.

On February 1, 2007, Linn Energy, LLC (the “Company”) announced that it has closed its previously announced acquisition of certain oil and gas properties and related assets in the Texas Panhandle from Stallion Energy (the “Stallion Acquisition”) for a contract price of $415 million, subject to customary closing adjustments.  The foregoing description of the Stallion Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchaser and Sale Agreements and related transaction agreements, which are included as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.01.

On February 1, 2007, the Company closed the acquisitions of certain natural gas properties located in the Appalachian Basin for an aggregate contract price of $39 million, subject to customary closing adjustments.  This acquisition is unrelated to the Stallion Acquisition.

Item 2.03  Creation of a Direct Financial Obligation.

The Company entered into the First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) dated as of February 1, 2007, among the Company, BNP Paribas, as administrative agent, and the lenders signatory thereto. Pursuant to the terms of the credit agreement, the amount available for borrowing at any one time is limited to the borrowing base.  The First Amendement, among other matters, increased the borrowing base from $480 million to $725 million upon the closing of the Stallion Acquisition. The borrowing base under the credit agreement will be redetermined semi-annually by the lenders in their sole discretion, based on, among other things, reserve reports as prepared by reserve engineers taking into account the natural gas and oil prices at such time.  The Company’s obligations under the credit agreement are secured by mortgages on its natural gas and oil properties as well as a pledge of all ownership interests in its operating subsidiaries.  The Company is required to maintain the mortgages on properties representing at least 80% of our natural gas and oil properties. Additionally, the obligations under the credit agreement are guaranteed by all of the Company’s operating subsidiaries and may be guaranteed by any future subsidiaries.

Borrowings under the credit agreement are available for acquisition and development of natural gas and oil properties, working capital and general corporate purposes. At the Company’s election, interest is determined by reference to:

•                  the London interbank offered rate (“LIBOR”) plus an applicable margin between 1.00% and 2.00% per annum; or

•                  a domestic bank rate plus an applicable margin between 0% and 0.25% per annum.

Interest is generally payable quarterly for domestic bank rate loans and at the applicable maturity date for LIBOR loans. The credit agreement contains various covenants that limit our ability to:

•                  incur indebtedness;

•                  grant certain liens;

•                  make certain loans, acquisitions, capital expenditures and investments;

•                  make distributions other than from available cash;

•                  merge or consolidate; or

•                  engage in certain asset dispositions, including a sale of all or substantially all of our assets.

The credit agreement also contains covenants that, among other things, require us to maintain specified ratios as follows:

•                  consolidated net income plus interest expense, income taxes, depreciation, depletion, amortization and other similar charges, minus all non-cash income added to consolidated net income, and giving proforma effect to any acquisitions or capital expenditures, to interest expense of not less than 2.5 to 1.0; and

•                  consolidated current assets, including the unused amount of the total commitments, to consolidated current liabilities of not less than 1.0 to 1.0, excluding non-cash assets and obligations under SFAS No. 133, which includes the current portion of natural gas, oil and interest rate swaps.

We have the ability to borrow under the credit agreement to pay distributions to unitholders as long as there has not been a default or event of default and if the amount of borrowings outstanding under the credit agreement is less than 90% of the borrowing base.

If an event of default exists under the credit agreement, the lenders will be able to accelerate the maturity of the credit agreement and exercise other rights and remedies. Each of the following will be an event of default under the credit agreement:

•                  failure to pay any principal when due or any interest, fees or other amount within certain grace periods;

•                  a representation or warranty is proven to be incorrect when made;

•                  failure to perform or otherwise comply with the covenants in the credit agreement or other loan documents, subject, in certain instances, to certain grace periods;

•                  default by us on the payment of any other indebtedness in excess of $1 million, or any event occurs that permits or causes the

•                  acceleration of the indebtedness;

•                  bankruptcy or insolvency events involving us or our subsidiaries;

•                  the entry of, and failure to pay, one or more adverse judgments in excess of $3 million or one or more non-monetary judgments that could reasonably be expected to have a material adverse effect and for which enforcement proceedings are brought or that are not stayed pending appeal;

•                  specified events relating to our employee benefit plans that could reasonably be expected to result in liabilities in excess of $3 million in any year; and

•                  a change of control, which includes (1) the acquisition by a third party of more than 35% of the combined voting power of our units by persons other than our management, members of our Board of Directors or Quantum Energy Partners II, L.P., or (2) the replacement of a majority of our directors by persons not approved by our Board of Directors.

The description of the credit agreement set forth under this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the Second Amended and Restated Credit Agreement dated August 1, 2006, which was included as Exhibit 10.1 to that Current Report filed on August 7, 2006, and is hereby incorporated by reference into this Item 2.03.  The description of the First Amendment set forth under this Item 2.03 is qualified in its entirety by reference to the complete terms and conditions of the First Amendment, which included as Exhibit 10.4 to this Current Report and is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

On February 1, 2007, the Company closed its private placement of $360 million of equity securities to third party investors, consisting of 6,650,144 Units and 7,465,946 Class C Units, or a total of 14,116,090 units, at a negotiated price of $26.00 per Unit and $25.50 Class C Unit (the “Private Placement”).  The Company used the proceeds from the private placement, together with borrowings under the Company’s credit facility, to fund the purchase price of the Stallion Acquisition.  The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the Class C Unit and Unit Purchase and Sale Agreement, which are included as Exhibit 10.1 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 3.02.

The Class C Units represent a class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the holders of Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation.  The Class C Units may convert into Units if the conversion is approved by a vote of the Company’s unitholders.  The Company has agreed to hold a meeting of its unitholders to consider this proposal as soon as reasonably practicable, but no later than June 30, 2007.  The Class C Units and Units were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the Private Placement, the Company also agreed to file a registration statement with the Securities and Exchange Commission covering the Units and Units underlying the Class C Units. A copy of the Registration Rights Agreement is attached to this Current Report as Exhibit 10.2 and is hereby incorporated by reference into this Item 3.02.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2007, the Company amended its Second Amended and Restated Limited Liability Company Agreement to provide for the issuance of the Class C Units, a new class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation. If approved by a vote of the Company’s unitholders, the Class C Units will convert into Units on a one-for-one basis. A copy of the amendment is filed as Exhibit 4.1 to this Current Report and is hereby incorporated by reference into this Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required in connection with the Stallion Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(b) Pro forma financial information.

The financial statements required in connection with the Stallion Acquisition are not included in this Current Report. The Company will file the required financial statements within 71 calendar days after the date this Current Report was required to be filed with the Securities and Exchange Commission.

(c) Shell company transactions.

     Not applicable.

(d) Exhibits.

2.1*

Purchase and Sale Agreement dated December 13, 2006, by and between Cavallo Energy LP, a Delaware limited partnership, acting herein through its general partner, Stallion Energy LLC, a Delaware limited liability company and Linn Energy, LLC, a Delaware limited liability company (Large Package Agreement).

2.2*

Purchase and Sale Agreement dated December 13, 2006, by and between Cavallo Energy LP, a Delaware limited partnership, acting herein through its general partner, Stallion Energy LLC, a Delaware limited liability company and Linn Energy, LLC, a Delaware limited liability company (Small Package Agreement).

2.3

Gathering System Purchase Agreement dated February 1, 2007, by and between Cavallo Gathering Company LLC, a Texas limited liability company, and Penn West Pipeline, LLC, a Delaware limited liability company.

4.1	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated February 1, 2007.

4.2	Form of Class C Unit Certificate.

10.1*	Class C Unit and Unit Purchase Agreement dated February 1, 2007, by and among the Company and the Purchasers named therein.

10.2*	Registration Rights Agreement dated February 1, 2007, by and among the Company and the Purchasers named therein.

10.3*

Transition Services Agreement Dated February 1, 2007, by and between Stallion Energy LLC, a Delaware limited liability company, and Linn Energy, LLC, a Delaware limited liability company, Linn Energy Holdings, LLC, a Delaware limited liability company, Linn Operating, Inc., a Delaware corporation and Penn West Pipeline, LLC, a Texas limited liability company.

10.4*	First Amendment to Second Amended and Restated Credit Agreement dated as February 1, 2007, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, and the lenders party thereto.

99.1	Press Release of Linn Energy, LLC dated February 1, 2007.

*              The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: February 5, 2007	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

2.1*

Purchase and Sale Agreement dated December 13, 2006, by and between Cavallo Energy LP, a Delaware limited partnership, acting herein through its general partner, Stallion Energy LLC, a Delaware limited liability company and Linn Energy, LLC, a Delaware limited liability company (Large Package Agreement).

2.2*

Purchase and Sale Agreement dated December 13, 2006, by and between Cavallo Energy LP, a Delaware limited partnership, acting herein through its general partner, Stallion Energy LLC, a Delaware limited liability company and Linn Energy, LLC, a Delaware limited liability company (Small Package Agreement).

2.3

Gathering System Purchase Agreement dated February 1, 2007, by and between Cavallo Gathering Company LLC, a Texas limited liability company, and Penn West Pipeline, LLC, a Delaware limited liability company.

4.1	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC dated February 1, 2007.

4.2	Form of Class C Unit Certificate.

10.1*	Class C Unit and Unit Purchase Agreement dated February 1, 2007, by and among the Company and the Purchasers named therein.

10.2*	Registration Rights Agreement dated February 1, 2007, by and among the Company and the Purchasers named therein.

10.3*

Transition Services Agreement Dated February 1, 2007, by and between Stallion Energy LLC, a Delaware limited liability company, and Linn Energy, LLC, a Delaware limited liability company, Linn Energy Holdings, LLC, a Delaware limited liability company, Linn Operating, Inc., a Delaware corporation and Penn West Pipeline, LLC, a Texas limited liability company.

10.4*	First Amendment to Second Amended and Restated Credit Agreement dated as of February 1, 2007, among Linn Energy, LLC, as borrower, BNP Paribas, as administrative agent, and the lenders party thereto.

99.1	Press Release of Linn Energy, LLC dated February 1, 2007.

*              The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.